Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Quest Oil Corporation
Carlsbad, California

We consent to the use in the Registration Statement on Form S-8 of our report dated August 11, 2006 relating to on the consolidated balance sheet of Quest Oil Corporation as of March 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 23, 2006